UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2017, Kraft Heinz Foods Company (the “Issuer”) issued $350,000,000 aggregate principal amount of floating rate senior notes due 2019 (the “2019 Notes”), $650,000,000 aggregate principal amount of floating rate senior notes due 2021 (the “2021 Notes”) and $500,000,000 aggregate principal amount of floating rate senior notes due 2022 (the “2022 Notes” and, collectively with the 2019 Notes and the 2021 Notes, the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (Registration No. 333-213290), as filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the “SEC”) on August 24, 2016. The Notes are guaranteed on a senior basis by The Kraft Heinz Company (the “Guarantor”). On August 9, 2017, the Issuer and the Guarantor filed with the SEC a Prospectus Supplement (the “Prospectus Supplement”) in connection with the public offering of the Notes.

The Notes were issued pursuant to an Indenture, dated as of July 1, 2015 (the “Base Indenture”), among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of August 10, 2017, by and among the Issuer, the Guarantor and the Trustee (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

For a complete description of the terms and conditions of the offering, the Notes and the Sixth Supplemental Indenture, please refer to copies of the Sixth Supplemental Indenture and the Form of Note, which are filed hereto as Exhibits 4.1 and 4.2 and the Prospectus Supplement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report with respect to the issuance of the Notes is incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the issuance and sale of the Notes, the Issuer and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”), dated August 7, 2017, with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Notes. Among other things, the Issuer agreed to indemnify the Underwriters with respect to certain aspects of the offering of the Notes.

The description of the Underwriting Agreement in this Current Report is a summary and is qualified in its entirety by reference to the text of the Underwriting Agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2017, by and among Kraft Heinz Foods Company, The Kraft Heinz Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Sixth Supplemental Indenture, dated as of August 10, 2017, governing the floating rate Senior Notes due 2019, the floating rate Senior Notes due 2021 and the floating rate Senior Notes due 2022, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of Note (included as Exhibit A to Exhibit 4.1 filed herewith).

5.1	Opinion of McGuireWoods LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: August 10, 2017	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2017, by and among Kraft Heinz Foods Company, The Kraft Heinz Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Sixth Supplemental Indenture, dated as of August 10, 2017, governing the floating rate Senior Notes due 2019, the floating rate Senior Notes due 2021 and the floating rate Senior Notes due 2022, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of Note (included as Exhibit A to Exhibit 4.1 filed herewith).

5.1	Opinion of McGuireWoods LLP.

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